UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2023

JANONE INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2023, JanOne Inc. (“our,” “us,” “we,” or the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with VM7 Corporation, a Delaware corporation (the “Buyer”), under which the Buyer agreed to acquire all of the outstanding equity interests of (a) ARCA Recycling, Inc., a California corporation (“ARCA”), (b) Customer Connexx LLC, a Nevada limited liability company (“Connexx”), and (c) ARCA Canada Inc., a corporation organized under the laws of Ontario, Canada (“ARCA Canada”; and, together with ARCA and Connexx, the “Subsidiaries”). The principal of the Buyer is Virland A. Johnson, our Chief Financial Officer. The sale of all of the outstanding equity interests of the Subsidiaries to the Buyer under the Purchase Agreement (the “Disposition Transaction”) was consummated simultaneously with the execution of the Purchase Agreement. Our Board of Directors unanimously approved the Purchase Agreement and the Disposition Transaction.

The economic aspects of the Disposition Transaction are: (i) we reduced the liabilities on our consolidated balance sheets by approximately $17.6 million (excluding those related to the California Business Fee and Tax Division, as discussed below); (ii) we will receive not less than $24.0 million in aggregate monthly payments from the Buyer, which payments are subject to potential increase due to the Subsidiaries’ future performance; and (iii) during the next five years, we may request that the Buyer prepay aggregate monthly payments in the aggregate amount of $1 million. We also received one thousand dollars for the equity of each of the Subsidiaries at the closing. Each monthly payment is to be the greater of (a) $140,000 (or $100,000 for each January and February during the 15-year payment period) or (b) a monthly percentage-based payment, which is an amount calculated as follows: (i) 5% of the Subsidiaries’ aggregate gross revenues up to $2,000,000 for the relevant month, plus (ii) 4% of the Subsidiaries’ aggregate gross revenues between $2,000,000 and $3,000,000 for the relevant month, plus (iii) 3% of the Subsidiaries aggregate gross revenues over $3,000,000 for the relevant month. The Buyer will receive credit toward the payment of the first monthly payment (March of 2023) for any payments, distributions, or cash dividends paid by any of the Subsidiaries to the Seller on or after March 19, 2023.

The Buyer may prepay, at any time and in total, the estimated aggregate of the future monthly payments. That amount will be an amount equal to the then-present value of the estimated future monthly payments, discounted at the rate of 5% per annum (the “Prepayment Price”). Furthermore, the Buyer will be required to pay the Prepayment Price upon the earliest of (i) Mr. Johnson holding less than 75% of the capital stock of the Buyer, (ii) the Buyer selling substantially all of its assets, (iii) the Buyer holding less than 50% of the capital stock of the Subsidiaries, or (iv) the Subsidiaries selling substantially all of their respective assets. Upon payment of the Prepayment Price, Buyer will have no further purchase price payment obligations to the Seller.

Additional terms of the Disposition Transaction are: (i) we have the right to appoint one member of the Buyer’s board of directors until the sooner of the Buyer having paid the Prepayment Price or having tendered all of the monthly payments; (ii) Mr. Johnson’s annual salary as Chief Executive Officer of the Buyer shall be $400,000, prorated, for the remainder of the 2023 calendar year, and then adjusted annually to an amount equal to 1% of the Subsidiaries’ aggregate gross revenues, until the sooner of the Buyer having paid the Prepayment Price or having tendered all of the monthly payments; and (iii) we will receive additional payments from the Buyer (that are not related to the on-going monthly payments) that relate to certain taxing agency issues. Upon settlement of the continuing dispute between ARCA and the California Business Fee and Tax Division (as to which settlement, there can be no assurance), the ARCA will pay to us 50% of the amount of the reduction between the current assessment and any such settlement. The payment will be memorialized by a three-year promissory note with interest at five percent per annum. The first payment under the note will be on the last day of the Buyer’s fiscal year in which the settlement occurs and the remaining payments each year thereafter. If ARCA receives a refund from the agency for payments previously made, it shall pay to us an amount equivalent to 25% of such refund after reduction for the legal fees payable to counsel for this proceeding. ARCA and Connexx are due to receive from the Internal Revenue Service two payments in the aggregate amount of approximately $931,000 in connection with the Employee Retention Credit provisions of the Coronavirus Aid, Relief, and Economic Security Act and the Taxpayer Certainty and Disaster Tax Relief Act of 2020. Those payments are to be tendered to us within 10 days of receipt by ARCA or Connexx.

To secure the Buyer’s obligations under the Purchase Agreement and pursuant to a Stock and Membership Interests Pledge Agreement dated March 19, 2023 (the “Pledge Agreement”), Mr. Johnson pledged to us all of the capital stock in the Buyer (the “Buyer’s Capital Stock”) and the Buyer pledged to us all of the equity interests of the Subsidiaries (the “Subject Securities”). Under the terms of the Pledge Agreement, upon an Event of Default (as defined in the Pledge Agreement), among other remedies in our favor, we may foreclose on any or all of the Buyer’s Capital Stock and the Subject Securities. We may also cause the ownership of the Buyer’s Capital Stock and of the Subject Securities to be transferred to us automatically, pursuant to an irrevocable transfer entered in our favor, as referenced in the Pledge Agreement. In the event of an automatic transfer, all of the monthly payments previously made by the Buyer pursuant to the terms of the Purchase Agreement will then be characterized as contributions to the capital of the Company without dilution of the Company’s capital stock.

The parties have made customary representations, warranties, covenants, and indemnities in connection with the Disposition Transaction.

The Purchase Agreement contains certain representations and warranties that the parties made to each other as of the date of the Purchase Agreement or such other date as explicitly referenced therein. The representations and warranties were made solely for purposes of the Purchase Agreement and (i) are subject to limitations agreed by the parties in negotiating the terms and conditions thereof, (ii) may not be accurate or complete as of any specified date, (iii) will be qualified by the underlying disclosure schedules, (iv) may be subject to a contractual standard of materiality different from those generally applicable to investors, and (v) may have been used for the purpose of allocating risk among the parties thereto, rather than for establishing any matters as facts. Information concerning the subject matter of the representations and warranties may change after March 19, 2023, and subsequent information may or may not be fully reflected in JanOne’s public disclosures. For the foregoing reasons, the representations and warranties contained in the Purchase Agreement should not be relied upon as statements of factual information.

The foregoing descriptions of the Purchase Agreement and the Disposition Transaction and of the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Pledge Agreement, a copy of each of which is filed with this Current Report on Form 8‑K as Exhibits 10.95 and 10.96, respectively, and are incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the consummation of the Disposition Transaction and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(b) Pro forma financial information

On March 19, 2023, JanOne Inc. entered into a Stock Purchase Agreement with VM7 Corporation, a Delaware corporation (the “Disposition Transaction”), under which VM7 agreed to acquire all of the outstanding equity interests of three specific subsidiaries of JanOne: (a) ARCA Recycling, Inc., a California corporation, (b) Customer Connexx LLC, a Nevada limited liability company, and (c) ARCA Canada Inc., a corporation organized under the laws of Ontario, Canada. The sale of all of the outstanding equity interests of the three subsidiaries to VM7 was consummated on March 19, 2023, effective as of March 1, 2023.

Attached hereto as Exhibit 99.1 are the unaudited pro forma condensed financial statements of JanOne, Inc., specifically its (a) unaudited condensed Balance Sheet as of January 1, 2022, (b) its unaudited condensed Statement of Operations and Comprehensive Loss for the fiscal year ended January 1, 2022, (c) unaudited condensed Balance Sheet as of October 1, 2022, and (d) unaudited condensed Statement of Operations and Comprehensive Income for the 39 weeks ended October 1, 2022, each noting the effect that the Disposition Transaction had on such financial statements, had the Disposition Transaction closed on January 1, 2022, or October 1, 2022, respectively.

(d) Exhibits

Exhibit Number	Description

10.95	Stock Purchase Agreement between JanOne Inc. and VM7 Corporation, dated as of March 19, 2023.
10.96	Stock and Membership Interests Pledge Agreement made by VM7 Corporation and Virland Johnson in favor of JanOne Inc., dated March 19, 2023.
99.1	Unaudited condensed pro forma financial statements of the registrant as of January 1, 2022 and its fiscal year then ended and as of October 1, 2022, and the thirty-nine weeks then ended.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name: Tony Isaac
Title: Chief Executive Officer

Dated: March 20, 2023